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                                                                    EXHIBIT 99.1

                                  [AVANIR LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                  Contact:   At Avanir Pharmaceuticals:
                             Patrice Saxon, Investor Relations
                             858-622-5202
                             psaxon@avanir.com

                         AVANIR PHARMACEUTICALS REPORTS
                    FIRST QUARTER OF FISCAL YEAR 2004 RESULTS

      San Diego, February 12, 2004 - Avanir Pharmaceuticals (AMEX: AVN) today reported financial results for the first quarter of fiscal 2004, ended December 31, 2003. Avanir reported a net loss for the first quarter of $6.3 million, or $0.09 per share, compared to a net loss of $4.2 million, or $0.07 per share, for the same period a year ago.

      The first quarter was highlighted by:

            - Marketing approval of docosanol 10% cream in Sweden, Avanir's lead country in the mutual recognition process within Europe;

            - An increase in enrollment in Avanir's Phase III clinical trial of Neurodex(TM) for the treatment of pseudobulbar affect
                  (PBA) in patients with multiple sclerosis, (enrollment was over 90% complete as of February 6, 2004);

            - Execution of a commercial license agreement with Peregrine Pharmaceuticals, Inc. for an antibody generated to a cancer target in Peregrine's product pipeline;

            - A report of interim results of Avanir's clinical trial of AVP 13358 that showed the experimental asthma/allergy drug was well-tolerated at initial single rising doses in a randomized, placebo-controlled Phase I clinical trial for safety and bioavailability; and

            - The presentation of new data on Avanir's panel of human antibodies against the key toxin of anthrax and the award of a grant from the National Institute of Allergy and Infectious Diseases (NIAID) to further develop and characterize anthrax antibodies.

      Total operating expenses for the first quarter of fiscal 2004 were $7.8 million, compared to $5.1 million in the same period a year ago. Expenditures on research and development (R&D) programs accounted for 68% and 71% of total operating expenses for the quarters ended December 31, 2003 and 2002, respectively. R&D expenses for the first quarter of fiscal 2004 amounted to $5.4 million, compared to $3.6 million for the same period a year ago.

      Avanir is currently in late stage clinical development of Neurodex(TM) for the treatment of PBA,


                                     -more-
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also known as emotional lability, and expects to complete enrollment in the
Phase III clinical trial in the second fiscal quarter ending March 31, 2004. In the first quarter, Avanir also had expenses related to the continued clinical development of treatments for neuropathic pain (Phase II) and allergy and asthma (Phase I) and preclinical development of treatments for high cholesterol and inflammatory and infectious diseases. A comparison of R&D spending by program is shown in the table that follows.

                    RESEARCH AND DEVELOPMENT PROGRAM EXPENSES

                                                                 FIRST FISCAL QUARTER ENDED
                                                    -------------------------------------------------------
                                                      DECEMBER 31, 2003                 DECEMBER 31, 2002
                                                    ----------------------           ----------------------
                                                    AMOUNT         PERCENT           AMOUNT         PERCENT
                                                    ------         -------           ------         -------
                                                    (MILS.)                          (MILS.)
Develop Neurodex for the treatment of PBA            $1.8              33%            $0.6              16%
Develop Neurodex for neuropathic pain ...             0.6              11%             0.1               3%
Development program for
allergy and asthma (IgE regulator) ......             1.1              20%             1.2              34%
Preclinical anti-inflammatory
research program (MIF inhibitor) ........             0.6              11%             0.6              17%
Other preclinical research,
including cholesterol, antibody
and antiviral research ..................             1.3              25%             1.1              30%
                                                     ----            ----             ----            ----
    Total ...............................            $5.4           100.0%            $3.6           100.0%
                                                     ====            ====             ====            ====

      Revenues of $1.5 million for the first quarter of fiscal 2004 included $770,000 from sales of the active ingredient docosanol to licensees, $536,000 in revenues that the Company recognized from the sale of Abreva(R) royalty rights to Drug Royalty USA, and $198,000 from government research grants.

BALANCE SHEET HIGHLIGHTS

      As of December 31, 2003, Avanir had cash, cash equivalents, and investments in securities totaling $18.5 million, compared to $17.5 million as of September 30, 2003. Net working capital balance was $11.7 million, deferred revenue was $22.3 million and shareholders' equity was $2.3 million as of December 31, 2003. Avanir completed a stock offering on December 5, 2003, resulting in net proceeds of $7.6 million from the sale of Class A common stock and warrants.

ANNUAL MEETING

      The 2004 Annual Meeting of Shareholders of Avanir Pharmaceuticals will be held on March 18th, 2004 at 10:00 a.m. at the Company's Conference Center, located at 11404 Sorrento Valley Road, San Diego, California. All shareholders are cordially invited to attend the meeting.

                                     -more-
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CONFERENCE CALL AND WEBCAST

      Management will host a conference call with a simultaneous webcast today at 10:00 a.m. Pacific/ 1:00 p.m. Eastern to discuss first quarter of fiscal 2004 operating performance. The call/webcast will feature President and Chief Executive Officer Gerald J. Yakatan, Ph.D., and Vice President and Chief Financial Officer Gregory P. Hanson, CMA. The webcast will be available live via the Internet by accessing Avanir's web site at www.avanir.com or CCBN's www.companyboardroom.com. Please go to either web site at least ten minutes early to register, download and install any necessary audio software. Replays of the webcast will be available for 90 days, and a phone replay will be available through February 19, 2004, by dialing (888) 266-2086 and entering the passcode # 389536.

THE COMPANY

      Avanir Pharmaceuticals, based in San Diego, is a drug discovery and development company focused primarily on novel treatments for chronic diseases. The Company's most advanced product candidate, Neurodex(TM), is in Phase III clinical development for pseudobulbar affect, also known as emotional lability. Neurodex is also in Phase II clinical development for neuropathic pain. A potential treatment for allergy and asthma, AVP-13358, is in Phase I clinical development. Avanir also develops human monoclonal antibodies for infectious diseases and other therapeutic applications. The Company's first commercialized product, Abreva(R), is marketed in North America by GlaxoSmithKline Consumer Healthcare and is the leading over-the-counter product for the treatment of cold sores.

Except for the historical information presented herein, matters discussed in this press release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words like "estimate," "anticipate," "believe," "intend," "plan," or "expect" or similar statements are forward-looking statements. In regard to financial projections, risks and uncertainties include risks associated with milestones and royalties earned from licensees, and results of clinical trials or product development efforts, as well as risks shown in the Company's Annual Report on Form 10-K and from time-to-time in other publicly available information regarding the Company. Copies of such information are available from Avanir upon request. Such publicly available information sets forth many risks and uncertainties related to Avanir's business and technology. The company disclaims any intent or obligation to update these forward-looking statements.

                              - tables to follow -
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                             AVANIR PHARMACEUTICALS
             SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                                 -------------------------------------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:                                                     2003                     2002
                                                                 ------------             ------------
Revenues                                                         $  1,509,645             $    819,106
                                                                 ------------             ------------
Operating expenses
  Research and development                                          5,363,683                3,611,622
  General and administrative                                        1,407,896                1,078,946
  Sales and marketing                                                 858,511                  425,129
  Cost of product sales                                               210,090                    3,102
                                                                 ------------             ------------
        Total operating expenses                                    7,840,180                5,118,799
                                                                 ------------             ------------
Loss from operations                                               (6,330,535)              (4,299,693)
  Interest income                                                      55,542                   68,022
  Other income                                                          7,647                    5,846
  Interest expense                                                    (10,808)                 (10,574)
                                                                 ------------             ------------
Loss before income taxes                                           (6,278,154)              (4,236,399)
    Provision for income taxes                                         (2,058)                  (1,600)
                                                                 ------------             ------------
Net loss                                                         $ (6,280,212)            $ (4,237,999)
                                                                 ============             ============
Net loss attributable to common
  shareholders                                                   $ (6,280,212)            $ (4,248,858)
                                                                 ============             ============
Net loss per share:
   Basic and diluted                                             $      (0.09)            $      (0.07)
                                                                 ============             ============
Weighted average number of common shares outstanding:
   Basic and diluted                                               67,804,604               58,296,555
                                                                 ============             ============

CONSOLIDATED BALANCE SHEET DATA:       DECEMBER 31, 2003     SEPTEMBER 30, 2003
                                       -----------------     ------------------
Cash and cash equivalents                 $12,989,511            $12,198,408
Short-term, long-term and
restricted investments in
securities                                  5,519,922              5,258,881
                                          -----------            -----------
    Total cash and investments            $18,509,433            $17,457,289
                                          ===========            ===========
Net working capital                       $11,684,361            $10,619,216
Total assets                              $30,786,587            $29,645,257
Deferred revenue                          $22,257,036            $22,792,641
Total liabilities                         $28,493,998            $28,608,026
Shareholders' equity                      $ 2,292,589            $ 1,037,231